EXHIBIT 3.1

                                   COMPANY ACT
                                   MEMORANDUM

_____I_____  wish  to  be formed into a company with limited liability under the
     -
Company  Act  in  pursuance  of  this  Memorandum.
1.     The  name  of  the  company  is

                                                       CYPACIFIC  TRADING  INC.

2.     The  authorized  capital  of  the  company  consists  of

                                                       100  Million  shares
without  par  value


3.     _____I_____  agree  to  take the number and kind of shares in the company
            -
set  opposite  _____my_____  name.
                    --

Full  Name(s),  Resident  Address(es)     Number  and  Kind  of  Shares
and  Occupation(s)  of  Subscriber(s)     taken  by  Subscriber(s)

   Andrew  Seokwoo  Lee     100  Shares
   6874  Radisson  Street
   Vancouver,  B.C.  V5S  3W9
   Businessman
/S/  Andrew  Seokwoo  Lee
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   Total  Shares  Taken:     100  Shares
Dated  the 20th      day  of  March,  2003.
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